Exhibit 10.49

***CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

AT&T MACHINE TO MACHINE WIRELESS COMMUNICATIONS AGREEMENT

CUSTOMER	AT&T
Legal Name: PositiveID Corporation Business Name (if different): Type of Entity: Corporation (“Customer”)	AT&T Mobility II, LLC on behalf of its Affiliates doing business as AT&T or AT&T Mobility (“Company”)
CUSTOMER Address (For Official Notices)	Company Address (For Official Notices)
1690 South Congress Avenue Suite 200 Delray Beach, Florida 33445	AT&T Business Alliance Channel 1277 Lenox Park Blvd, 6th Floor Atlanta, GA 30319
CUSTOMER Contact	Company Contact
Name: Mary Ellen Harrison Title: VP Telephone: 561-805-8028 Fax: 561-805-8001 Email: meharrison@positiveidcorp.com	Name: Steven Jones Title: Sales Director Telephone: 404-499-7423 Fax: Email: steven.jones.2@att.com
CUSTOMER Billing Address (if different from above)

This Agreement consists of this Cover Page, the attached Agreement Terms and Conditions, the General Terms and Conditions found at www.att.com/cda in effect on the Effective Date hereof, and any Exhibits (collectively, this “Agreement”). This Agreement is effective as of the last signature date below (“Effective Date"). In the event of a conflict among terms, the order of priority shall be first, the Exhibits, next the Agreement Terms and Conditions, and lastly the General Terms and Conditions. This Agreement is not part of or subject to any AT&T Corporate Digital Advantage Agreement (“ACDA”) between the parties, and no discounts or rate plans in any ACDA shall apply to Services under this Agreement, nor shall Services or revenues under this Agreement apply to or retire any commitments under any ACDA.

CUSTOMER’S SIGNATURE BELOW ACKNOWLEDGES THAT CUSTOMER HAS READ AND UNDERSTANDS EACH OF THE PROVISIONS OF THIS AGREEMENT AND AGREES TO BE BOUND BY THEM.

PositiveID Corporation		AT&T Mobility II. LLC

By:	/s/ William J. Caragol	By:	/s/ Michael Troiano
(Authorized Signature)		(Authorized Signature)
Name:	William Caragol	Name: Michael Troiano
Title:	President	Title: Executive Director
Date:	January 7, 2011	Date: January 24, 2011

AT&T CONFIDENTIAL AND PROPRIETARY

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AT&T MACHINE TO MACHINE WIRELESS COMMUNICATIONS AGREEMENT

TERMS AND CONDITIONS

SECTION 1.

Purchase and Sale of the Service.     Customer agrees to purchase from Company, and Company agrees to sell to Customer, wireless service (the “Service”) for use in Machine to Machine Communications on Company’s wireless Network as stated in the Exhibits hereto. The Service is provided to Customer for Customer’s use and not for resale. Customer may permit End Users to utilize the Service but shall remain responsible for the Service including all payment obligations. The Service (other than roaming service) is only available in the Area. Customer will comply with Company policies and procedures reasonably established by Company for providing the Service, and Company may from time to time modify these policies and procedures.

SECTION 2.

Term.      This Agreement commences on the Effective Date set forth above and remains in effect for three years. This Agreement will automatically renew for successive one-year renewal terms unless either party provides the other with a notice of termination at least thirty days prior to the end of the then-current term.

SECTION 3.

The Service

3.1

Network Connections.      Customer must connect to the Company Network in order to receive the Service. Such connections may be obtained under this Agreement or pursuant to separate agreement between the parties.

3.2

SIM Requirements.      Customer will only activate SIMS on a Service Plan for use with Approved Applications and Approved Devices. Company may impose a minimum or maximum number of SIMs that may be ordered at one time. Customer is only authorized to purchase SIMs directly from Company or through Company’s designee for use on the Network. Unless otherwise stated, an Approved Device, an Approved Application and a SIM are required for all Service Plans. Customer must not (i) insert the SIMs into Devices bearing a Company mark, or purchased from Company that have been packaged with a Company SIM; (ii) insert the SIMs into anything other than an Approved Device; (iii) sell SIMs separate from an Approved Device; (iv) sell or convey SIMs, separately or with Approved Devices, other than for use by the expected End User of that SIM and Device; or (v) program, reprogram, or tamper with the SIMs in any manner.

3.3

Service Restrictions.      A number may not be associated with more than one SIM at the same time, unless otherwise approved by Company. Company may deny Service without liability to SIMs appearing on Company’s service deny lists for reasons including, but not limited to, cases where the SIM is stolen, has been used for fraudulent purposes, is not used in an Approved Device or with an Approved Application, or is defective. Company will notify Customer in such cases.

3.4

Modification or Termination of Service.      If Customer desires to modify or terminate any Service or SIM, or change Service Plans, Customer must advise Company through use of AT&T’s service delivery platforms. Changes will become effective as determined by Company.

3.5

Troubleshooting.      Company will provide to Customer, and not directly to End Users, network monitoring support, technical assistance support and trouble-shooting support. Customer will cooperate with Company in any troubleshooting of the Equipment or the Network as required to maintain the efficient operation of the Service.

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3.6

Limitations on Roaming Service.

3.6.1

COMPANY WILL PROVIDE THE SAME ACCESS TO ROAMING CAPABILITIES (INCLUDING “IN-AREA” ROAMING WHERE AVAILABLE) THAT IS MADE AVAILABLE BY COMPANY TO OTHER SIMILARLY SITUATED SUBSCRIBERS PROVIDED THAT EQUIPMENT WITH SIMILAR TECHNICAL CAPABILITIES AND PROGRAMMING IS USED BY CUSTOMER OR END USERS. THE AVAILABILITY OF ROAMING SERVICES, AND THE CHARGES FOR THOSE SERVICES, IS DEPENDENT IN PART ON THE TYPE OF EQUIPMENT USED BY CUSTOMER OR END USERS AND THE PROGRAMMING OF THAT EQUIPMENT. COMPANY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE AVAILABILITY OR QUALITY OF ROAMING SERVICE PROVIDED BY OTHER WIRELESS CARRIERS, AND COMPANY WILL NOT BE LIABLE IN ANY CAPACITY FOR ANY ERRORS, OUTAGES, OR FAILURES OF ROAMING SERVICES PROVIDED BY OTHER WIRELESS CARRIERS.

3.6.2

IF COMPANY, OR ANOTHER ENTITY WITH WHOM COMPANY HAS A ROAMING AGREEMENT, DISCOVERS OR SUSPECTS ABUSE OR FRAUD WITH RESPECT TO CERTAIN NUMBERS, THEN ROAMING PRIVILEGES MAY BE SUSPENDED WITH RESPECT TO SUCH NUMBERS. COMPANY WILL USE COMMERCIALLY REASONABLE EFFORTS TO PROVIDE CUSTOMER WITH PRIOR, OR PROMPT SUBSEQUENT, NOTIFICATION OF THE SUSPENSION OF THE ROAMING SERVICE. COMPANY WILL NOT BE LIABLE IN ANY CAPACITY TO CUSTOMER FOR THE UNAVAILABILITY OR SUSPENSION OF ROAMING SERVICE BY OTHER CARRIERS.

3.6.3

TO THE EXTENT ACCESS TO ROAMING CAPABILITIES IS PROVIDED BY COMPANY TO CUSTOMER, IT IS DEEMED TO BE A “SERVICE” AS DEFINED IN SECTION 11, AND THE USE OF SUCH ROAMING BY CUSTOMER OR END USERS WILL BE GOVERNED BY THE PROVISIONS OF THIS AGREEMENT.

3.7

PRIVACY.      THE NETWORK HAS MANY COMPLEX ELEMENTS AND IS NOT GUARANTEED AGAINST EAVESDROPPERS, HACKERS, DENIAL OF SERVICE ATTACKS, VIRUSES, OR INTERCEPTORS. CUSTOMER AGREES THAT COMPANY WILL NOT BE LIABLE TO CUSTOMER OR TO END USERS FOR ANY LACK OF PRIVACY OR SECURITY.

SECTION 4:

End Users.

4.1

Relationship of Parties and End Users.      Customer is solely responsible for all interactions with End Users with respect to the Service. The Parties agree that the relationship created by this Agreement is that of independent contracting parties and not that of dealer, agent, joint venture, joint employers or partnership. Customer may not identify itself as related to Company unless explicitly approved in writing by Company. Customer must refrain from any business practice or advertising that may be injurious to Company. Company is obligated only to Customer and not to End Users, who are not to be deemed third-party beneficiaries of this Agreement. Customer is solely responsible for all risks and expenses incurred in its provision of Service to End Users.

4.2

Disclosures to End Users.      Customer must ensure that the following disclosures are made to End Users:

[END USER] HAS NO CONTRACTUAL RELATIONSHIP WITH THE UNDERLYING WIRELESS SERVICE CARRIER AND [END USER] IS NOT A THIRD PARTY BENEFICIARY OF ANY AGREEMENT BETWEEN [CUSTOMER] AND UNDERLYING CARRIER. [END USER] UNDERSTANDS AND AGREES THAT THE UNDERLYING CARRIER HAS NO LIABILITY OF ANY KIND TO [END USER], WHETHER FOR BREACH OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE. [END USER] AGREES TO INDEMNIFY AND HOLD HARMLESS THE UNDERLYING WIRELESS SERVICE CARRIER AND ITS OFFICERS, EMPLOYEES, AND AGENTS AGAINST ANY AND ALL CLAIMS, INCLUDING WITHOUT LIMITATION CLAIMS FOR LIBEL, SLANDER, OR ANY

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PROPERTY DAMAGE, PERSONAL INJURY OR DEATH, ARISING IN ANY WAY, DIRECTLY OR INDIRECTLY, IN CONNECTION WITH USE, FAILURE TO USE, OR INABILITY TO USE THE WIRELESS SERVICES EXCEPT WHERE THE CLAIMS RESULT FROM THE UNDERLYING CARRIER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THIS INDEMNITY WILL SURVIVE THE TERMINATION OF THE AGREEMENT. [END USER] HAS NO PROPERTY RIGHT IN ANY NUMBER ASSIGNED TO IT, AND UNDERSTANDS THAT ANY SUCH NUMBER CAN BE CHANGED. [END USER] UNDERSTANDS THAT [CUSTOMER] AND THE UNDERLYING CARRIER CANNOT GUARANTEE THE SECURITY OF WIRELESS TRANSMISSIONS, AND WILL NOT BE LIABLE FOR ANY LACK OF SECURITY RELATING TO THE USE OF THE SERVICES. THE [END USER] MAY NOT RESELL THE SERVICE TO ANY OTHER PARTY.

SECTION 5.

Rates

5.1

Service Plans.      Customer will pay for Service at the rates set forth in the Service Plan(s) in the Exhibits hereto as selected by Customer. Customer may change to another available Service Plan in the Exhibits at any time provided it pays any applicable early cancellation or change fee. The change will normally be made within twenty-four business hours of Company’s receipt of the request from Customer and become effective on the first day of the following month’s billing cycle. Company may modify a Service Plan or charge at any time on thirty days advance written notice to Customer, provided that any modification not adverse to Customer may be made immediately effective upon written notice.

5.2

Service Outages.      In the event of a total Service outage within an Area which is not caused by Customer or its End User and which lasts for a period of twenty-four hours or more, a credit allowance will be made at Customer’s request in the form of a pro rata adjustment of the fixed charges billed by Company to Customer with respect to the affected SIM(s). Periods of discontinuous outage may not be accumulated in determining if an outage has continued for at least twenty-four hours. In order to receive such credit, Customer must submit a written request to Company, stating the date and location of the outage, the SIMs affected, and such other information as Company may reasonably require. Such notice must be received by Company within ten business days following the last date of the period of outage. EXCEPT AS PROVIDED HEREIN, COMPANY WILL NOT INCUR ANY LIABILITY FOR SERVICE OUTAGES.

SECTION 6.

Invoices, Payments, Disputed Charges, Billing Data

6.1

Invoices and Billing Data.      Company will provide Customer a summary invoice for all charges on a monthly basis, normally within ten days after the cut-off date for each billing cycle. Different SIMs may be placed on different billing cycles. Customer must notify Company if Customer has not received an invoice within twenty days after the bill cycle cut-off date. Company will use reasonable efforts to provide electronic detailed billing data for all Service Plans loaded into a billing cycle. Billing data will be made available electronically to Customers using the service delivery platform, and in some cases through physical delivery as well at AT&T’s option.

6.2

Payments.      Payment in full for each invoice is due at the location set forth in the invoice, in a form payable in U.S. currency, upon the due date set forth in the invoice or within thirty days after the billing data was received, whichever is later (“Due Date”). For purposes of payment, Customer may rely only on the invoice and other billing data received from Company, and may not rely on any other source including information drawn from any Company or Customer system. Depending on Customer’s payment history, Company may at its sole discretion require payment by certified check, money order, or wire transfer, if available. Payments are past due, and Customer will have committed an Event of Default, if not received by the Due Date. Time is of the essence with respect to payment of Company’s invoices. If a payment becomes past due, the account will accrue late fees and interest at the rate of one and one-half percent per month or the maximum lawful rate, whichever is less. Customer agrees not to place any condition or restrictive legend, such as “Paid in Full”, on any check or financial instrument used to make a payment. The parties agree that the negotiation of any such check or instrument so inscribed will not constitute an accord and satisfaction or novation.

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6.3

Disputed Charges.       If Customer disputes part of the monthly invoice, Customer is required to notify Company in writing and to submit appropriate documentation justifying such dispute to Company as soon as it is aware of the dispute, but in no event later than the thirty days after the invoice due date or such dispute is waived. Notwithstanding any such dispute, Customer agrees to pay the full amount of any such bill pending the resolution of such dispute. Company will respond to Customer’s written dispute within thirty days of receipt of such dispute. Company and Customer agree to use best efforts to resolve all disputes and Company agrees to promptly refund any amounts due upon dispute resolution. The notice requirements in this paragraph will not shorten the period within which actions must be filed as established by the applicable statute of limitations, but will constitute a condition precedent to any right of the aggrieved party to contest prior invoices or payments. This condition is designed to allow each party the opportunity to preserve important evidence in defense of a claim.

SECTION 7.

Abusive or Fraudulent Use

7.1

Generally.      Service to a SIM may be restricted or cancelled if there is a reasonable suspicion of abuse or fraudulent use. Company will provide prompt notice of the restriction or termination to Customer. Customer agrees to make good faith efforts to minimize abuse or fraudulent use, to promptly report to Company any such abuse or fraudulent use of which Customer becomes aware, and to cooperate in any investigation or prosecution initiated by Company. Customer also agrees to use its best efforts to disable any SIMs, or otherwise block access to the Service to any End User suspected of abuse or fraudulent. Abuse and fraudulent use of Service include, but are not limited to: (i) attempting or assisting another to access, alter, or interfere with the communications of and/or information about another wireless customer; (ii) tampering with or making an unauthorized connection to the Network; (iii) installing any amplifiers, enhancers, repeaters, or other devices that modify the radio frequencies used to provide the Service; (iv) Subscription Fraud; (v) using Service in such a manner so as to interfere unreasonably with the use of Service by one or more other wireless customers or End Users or to interfere unreasonably with Company’s ability to provide Service; (vi) using Service to convey obscene, salacious, or unlawful information; (vii) using Service without permission on a stolen or lost Device; (viii) Unauthorized Access; (ix) using the Service to provide voice over IP services; and (x) extensive use of the Service outside of the Area in such a manner as to unreasonably increase AT&T’s costs.

7.2

Liability for Abuse or Fraudulent Usage.      Liability for charges and other costs or damages resulting from abuse or fraudulent use are as follows:

7.2.1

Customer is solely liable for charges, costs or damages resulting from (i) Subscription Fraud, (ii) any theft of a Device, a User ID number, or password associated with the Service; (iii) any abuse or fraud facilitated by Customer, Customer’s employees, Customer’s agents or End Users, or (iv) any failure to give prompt notice of suspected abuse or fraudulent use based on information available to Customer.

7.2.2

Customer has no liability for abuse or fraudulent use charges, costs or damages incurred after: i) Customer has taken any and all actions under its control to stop such abuse or fraudulent use; and ii) either four business hours after Customer has notified Company of such abuse or fraudulent use or four business hours after Company independently learns of such abuse or fraudulent use.

7.2.3

Customer will not be liable for any charges relating to Unauthorized Access if Customer provides Company with clear and convincing evidence of the Unauthorized Access, such as: (i) call detail information for the End User’s account; and (ii) a statement by Customer that it has thoroughly investigated the alleged Unauthorized Access and that it will cooperate reasonably in obtaining affidavits or other required documentation required for any prosecution of the person fraudulently using the Service. Company reserves the right to modify this provision to require affidavits prior to issuing any credits if

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Customer does not comply with this Section. Such investigation by Customer should include contacting or attempting to contact a sufficient number of recipients of calls at issue of each End User so as to establish a reasonable basis for inferring that the remainder of such calls were the result of Unauthorized Access.

SECTION 8

Limitation of Liability.

8.1

Generally.      AT&T’S ENTIRE LIABILITY, AND CUSTOMER’S EXCLUSIVE REMEDY, FOR DAMAGES ARISING OUT OF MISTAKES, OMISSIONS, INTERRUPTIONS, DELAYS, ERRORS OR DEFECTS IN THE SERVICES, AND NOT CAUSED BY CUSTOMER’S OR END USER’S NEGLIGENCE, SHALL IN NO EVENT EXCEED THE SPECIFIED CREDITS UNDER THIS AGREEMENT, OR IF NO CREDITS ARE SPECIFIED, AN AMOUNT EQUIVALENT TO THE PROPORTIONATE CHARGE TO CUSTOMER FOR THE PERIOD OF SERVICE DURING WHICH SUCH MISTAKE, OMISSION, INTERRUPTION, DELAY, ERROR OR DEFECT IN THE SERVICES OCCURS AND CONTINUES. IN NO EVENT SHALL ANY OTHER LIABILITY ATTACH TO AT&T.

8.2

Exclusions.      SECTION 8.1 WILL NOT APPLY TO: (i) BODILY INJURY, DEATH, OR DAMAGE TO REAL OR TANGIBLE PROPERTY DIRECTLY CAUSED BY AT&T’S NEGLIGENCE; (ii) BREACH OF OBLIGATIONS UNDER THE GENERAL TERMS AND CONDITIONS RELATING TO CONFIDENTIAL INFORMATION, PUBLICITY, OR TRADEMARKS; (iii) SETTLEMENT, DEFENSE OR PAYMENT OBLIGATIONS UNDER SECTION 9 (Third Party Claims); OR (iv) DAMAGES ARISING FROM AT&T’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

8.3.

Consequential Damages.      NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, RELIANCE, OR SPECIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, ADVANTAGE, SAVINGS OR REVENUES, OR INCREASED COST OF OPERATIONS.

8.4

Disclaimer of Liability.      AT&T WILL NOT BE LIABLE FOR ANY DAMAGES, EXCEPT TO THE EXTENT CAUSED BY AT&T’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, ARISING OUT OF OR RELATING TO: INTEROPERABILITY, ACCESS OR INTERCONNECTION OF THE SERVICES WITH APPLICATIONS, EQUIPMENT, SERVICES, CONTENT, OR NETWORKS PROVIDED BY CUSTOMER, END USERS OR THIRD PARTIES; SERVICE DEFECTS, SERVICE LEVELS, DELAYS, OR INTERRUPTIONS (EXCEPT FOR LIABILITY FOR SUCH EXPLICITLY SET FORTH IN THIS AGREEMENT); ANY INTERRUPTION OR ERROR IN ROUTING OR COMPLETING CALLS OR OTHER TRANSMISSIONS (INCLUDING 911 CALLS OR ANY SIMILAR EMERGENCY RESPONSE NUMBER); LOST OR ALTERED MESSAGES OR TRANSMISSIONS; OR UNAUTHORIZED ACCESS TO OR THEFT, ALTERATION, LOSS, OR DESTRUCTION OF CUSTOMER’S, ITS AFFILIATE’S, END USERS’, OR THIRD PARTIES’ APPLICATIONS, CONTENT, DATA PROGRAMS, CONFIDENTIAL INFORMATION, NETWORK, OR SYSTEMS.

SECTION 9:

Third Party Claims

9.1

AT&T’s Obligations.      AT&T agrees at its expense to defend or settle any third-party claim against Customer, its Affiliates, and its and their respective employees and directors, and to pay all compensatory Damages that a court may finally award against such parties to the extent the claim alleges that a Service provided to Customer under this Agreement infringes any patent, trademark, copyright, or trade secret, but not in circumstances where the claimed infringement arises out of or results from: (a) Customer’s, its Affiliate’s or a User’s content; (b) modifications to the Service by Customer, its Affiliates or third parties, or combinations of the Service with any services or products not provided by AT&T; (c) AT&T’s adherence to Customer’s or its Affiliate’s written requirements; or (d) use of the Service in violation of this Agreement.

9.2

Customer’s Obligations.      Customer agrees at its expense to defend or settle any third-party (including End Users) claim against AT&T, AT&T’s Affiliates, and its and their respective employees, directors, subcontractors, and suppliers, and to pay all compensatory Damages that a court may finally

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award against such parties to the extent the claim: (a) arises out of Customer’s, its Affiliate’s, or an End User’s access to, or use of, the Services and the claim is not the responsibility of AT&T under Section 9.1; (b) alleges that a Service infringes any patent, trademark, copyright or trade secret, and falls within the exceptions in Section 9.1; or (c) alleges a breach by Customer, its Affiliates, or End Users of a software license agreement governing software provided in connection with the Services.

9.3

Infringing Services.      Whenever AT&T is liable under Section 9.1, AT&T may at its option either procure the right for Customer to continue using, or may replace or modify, the alleged infringing Service so that the Service becomes noninfringing.

9.4

Notice and Cooperation.      The party seeking defense or settlement of a third party claim under this Section 9 will notify the other party promptly upon learning of any claim for which defense or settlement may be sought, but failure to do so will have no effect except to the extent the other party is prejudiced thereby. The party seeking defense or settlement will allow the other party to control the defense and settlement of the claim and will reasonably cooperate with the defense; but the defending party will use counsel reasonably experienced in the subject matter at issue, and will not settle a claim without the consent of the party being defended, which consent will not be unreasonably withheld or delayed, except that no consent will be required where relief on the claim is limited to monetary damages that are paid by the defending party under this Section

SECTION 10.

Default and Termination

10.1

Default.      This Agreement may be terminated upon an Event of Default by either party if such Event of Default is not cured by the defaulting party within thirty days of receipt of notice of the Default; provided, however, that in the case of failure to pay invoices or in the case of a violation of Section 7 of this Agreement or the confidentiality or publicity provisions of the General Terms and Conditions, this Agreement may be terminated if such Event of Default is not cured within ten days of receipt of notice of the Default.

10.2

Termination for Convenience.      Either party may terminate this Agreement at its convenience upon ninety days’ prior written notice to the other party.

10.3

Assurance of Supply.      After the effective termination or expiration of this Agreement for any reason except for termination by Company due to a material breach by Customer, the parties agree to continue performing their respective obligations under the terms of this Agreement that exist as of the date of termination or expiration for the purpose of unwinding the business relationship between the parties for a period of ninety (90) days following such termination or expiration.

SECTION 11.

Definitions

11.1

Affiliate of a party means any entity that controls, is controlled by, or is under common control with, such party.

11.2

Application(s) mean the software programs, applications or platforms that will be combined with the Service and used by Customer or End Users.

11.3

Approved Application means an Application that has been tested and approved in writing by Company in accordance with this Agreement as set forth in the most current Approved Device list, an example of which is attached hereto as Exhibit C.

11.4

Approved Device means a Device that has been certified and approved by Company as set forth in the most current Approved Device list, an example of which is attached hereto as Exhibit B. Company will provide Customer with the most current Approved Device list, which list will change from time-to-time.

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11.5

Area(s) means the areas within the United States where Company is licensed to provide the Service and is providing Service. The Area changes from time to time.

11.6

Device means the equipment used by a Customer or an End User to originate or receive wireless transmissions on the Network, including any machine to machine communications unit, wireless telephone, wireless modem, SIM, and any accessories.

11.7

End User means an individual or entity obtaining access to, benefiting from, or using Customer’s Service, including through Approved Applications and Approved Devices.

11.8

Equipment means all equipment (other than equipment comprising portions of Company’s Network) necessary to enable Customer or its End Users to use or benefit from the Service, including but not limited to Customer’s network facilities, and any Device.

11.9

Events of Default means the following: (i) the execution of any assignment for the benefit of creditors or the filing for relief by either party under any applicable bankruptcy, reorganization, moratorium, or similar debtor relief; (ii) the appointment of a receiver for Customer or Company or for substantially all of their respective assets or properties; (iii) either party’s failure to pay any sum owed to the other hereunder at the time such amount comes due; (iv) either party’s failure to perform or observe any other term, condition, or covenant to be performed by it under this Agreement; (v) an unauthorized assignment of this Agreement; or (vi) Customer’s failure to utilize Equipment compatible with Company’s Network or other network of Company, as determined by Company.

11.10

Machine to Machine Communications means wireless communications made possible by the insertion of a SIM by Customer or its agent into an Approved Device for use with an Approved Application upon activation of the Service, for use by Customer or an End User.

11.11

Network means those integrated mobile switching facilities, servers, cellsites, connections, billing systems and other related facilities used by Company to provide Service in an Area.

11.12

Service means machine to machine data and SMS wireless telecommunications services for GSM communications, GPRS (General Packet Radio Services), EDGE, Universal Mobile Telephone Service (UMTS), or High Speed Packet Access (HSPA) Service. Service does not include voice unless separately agreed by the parties.

11.13

Service Plan means the particular set of rates, terms and conditions as stated in the Exhibits to this Agreement upon which Company makes Service available to Customer, but does not include any short-term marketing promotions that may come with the plan.

11.14

Subscriber Identity Module (“SIM”) means a specially programmed microchip that is inserted into a GSM Device which encrypts transmissions and identifies the user to the Network.

11.15

Subscription Fraud means using or assisting another to use any scheme, false representation, or false credit device, or other fraudulent means or devices in connection with Service.

11.16

Unauthorized Access means any unauthorized use of Service, which includes the practices generally referred to as “counterfeiting,” “cloning fraud,” or “tumbling fraud.”

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EXHIBITS AND SCHEDULES:

Exhibit A - Enterprise On Demand (“EOD”) Service (if applicable)

Exhibit B – Approved Devices

Exhibit C – Approved Applications

Exhibit D – Control Center Service (if applicable)

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EXHIBITS TO AT&T MACHINE TO MACHINE

WIRELESS COMMUNICATIONS AGREEMENT/ADDENDUM

EXHIBIT A – RESERVED FOR FUTURE USE

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EXHIBIT B – APPROVED DEVICES

Updatable by Company with advance notice.

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EXHIBIT C – APPROVED APPLICATIONS

Updatable on written notice by Company.

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EXHIBIT D --“AT&T CONTROL CENTER POWERED BY JASPER”

1.

The “AT&T Control Center powered by Jasper” (the “Control Center”) is a “software as a service” (“SaaS”) offering which provides Customer with a web-based interface providing the ability to manage rate plans, perform diagnostics, receive usage alerts, perform billing and maintenance, and order, activate, monitor and control the Services obtained from AT&T. The Control Center consists of the SaaS capability and the associated systems by which AT&T will make the Service and the Control Center available to Customer for its use. Service as defined in the Agreement includes the Control Center.

2.

Customer is responsible for providing all workstations, data services and network connectivity required for it to access and use the Control Center and its SaaS capability. Customer is also responsible for complying with the security, registration, access, and use requirements imposed by AT&T or Jasper for the use of the Control Center and SaaS.

3.

The Control Center is offered to Customer on a Total Service basis only. The features of Total Service are set forth in Schedules D-1 and D-2. The methods of providing such features and the scope and extent thereof shall be determined by AT&T in its sole discretion. The features described in Schedules D-1 and D-2 are provided on an AS-IS basis, and AT&T does not warrant or guarantee the availability or performance of the same.

4.

If used by Customer, AT&T’s Enterprise-On-Demand (“EOD”) ordering and activation system will be available for Customer’s use after the Control Center is put into active operation. Any pending EOD orders, or Services currently supported through EOD, will continue to be served through that system. Additionally, Customer will be subject to the pricing schedules in any current Agreement for wireless services as to any Services activated using the EOD system or otherwise placed into service, and not Pricing Schedule D-3. These other Services will be billed separately from Control Center services.

5.

Control Center services, and the associated SaaS, are provided to Customer by Jasper Wireless, Inc. through AT&T and are subject to Jasper’s “Terms of Use” (“ToU”) reprinted at http://www.jasperwireless.com/terms.html, as the same may be changed from time to time. The ToU is a separate, supplemental agreement between Jasper and Customer and Customer is solely responsible for compliance with its terms and conditions. By Customer assenting to the terms and conditions of this Exhibit D, it is also bound to the terms and conditions of the ToU, as if the terms and conditions of the ToU were fully set forth herein. The terms of the ToU are in addition to, and do not modify or amend, the terms of this Exhibit D and its associated Agreement.

6.

Provision of the Control Center to Customer is subject to and contingent upon continued availability of the Control Center from Jasper, as well as the terms and conditions of AT&T’s agreements and understandings with Jasper. AT&T may withdraw availability of the Control Center on six (6) months advance written notice. If AT&T withdraws the Control Center service, AT&T may at its option continue to provide AT&T wireless services to deployed devices and SIMs using alternative service delivery platforms, at the same prices, terms and conditions specified herein.

7.

There is no separate charge for the use of the Control Center Services set forth in this Exhibit D except as otherwise stated in the attached Pricing Schedule D-3. Prices for any additional services will be provided to Customer in advance. However, any Services activated using the Control Center will be subject to Pricing Schedules D-3 and not to the pricing schedules in any other Agreement or in any other Exhibit to this Agreement.

8.	Optional VPN Services. In addition to the provisions of Schedule D-4, the following applies if Customer elects to order the Optional VPN Service from AT&T for use with the Control Center.

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As a condition to using the Optional VPN Service incidental to the Control Center, two AT&T-owned VPN routers will be provided and pre-configured by Jasper for AT&T to work with the Jasper data centers which support the Control Center and Customer will limit all use of the services using these routers for the Control Center. While the Optional VPN Service is being provided, these AT&T routers will only be used to facilitate use of the Control Center; will be managed remotely; will permit only AT&T or its vendor to have access to the root administration of these routers; and will be supported through their manufacturer at AT&T’s discretion. Prices for Optional VPN Services are as stated in Exhibit D-3. The routers and the services offered thereby are provided “AS IS” without any express or implied warranty, and AT&T disclaims all liability associated with their use. Customer is responsible for any liability, loss or theft of, to or relating the routers. At the conclusion of the term, unless Customer elects to extend the Control Center services, Customer will either return the AT&T routers in good condition and repair at its expense or promptly reimburse AT&T for their cost as determined by AT&T. Any use of the AT&T routers by Customer acknowledges agreement with these Optional VPN Service terms.

9.

Customer understands that the Control Center and associated SaaS is offered on an "as is" basis. AT&T makes no warranty, guarantee, or representation, express or implied, relating to the reliability, effectiveness, accuracy, completeness, performance, or operation of the Control Center and Saas, the associated Service, or of the equipment and services furnished to Customer for purposes of the Control Center, SaaS or Service, and specifically disclaims any warranty of merchantability or fitness for a particular purpose.

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SCHEDULE D-1 – CONTROL CENTER TOTAL SERVICE FEATURES

1.	Automated & Real-Time Provisioning	Rules-driven Auto Provisioning	Custom provisioning automation per account
		Real-time Provisioning	Prompt activation / deactivation
		Bulk provisioning	UI, bulk file and API based provisioning
		Overage Controls	Automated usage throttling
2.	Flexible Rating & Billing	Shared and Customer Rate Plans	Pre-paid, post-paid, session-based, pooling, pro-ration, tiered, etc.
		Customer Selectable Plans	UI, bulk file and API based rate plan selection
		Invoice Summary & Details	On-line invoices and details
3.	Real-time Diagnostics	Diagnostics Wizard	Self-guided wizard for troubleshooting, remedy recommendations
		SIM Troubleshooting Spotlight	Diagnostics tool for SS7, GRX troubleshooting
		Real-time Connection Status & History	Real-time and historical details of all device connections
4.	Analytics & Reporting	Alert Engine	Alerts for provisioning, usage, etc.
		Provisioning	Provisioning status reports
		Billing & Usage	MTD, historical usage reports, invoice-ready billing details
5.	Business Process Automation & API Suite	Standard-based APIs	Web services, documentation, sample code, test environment
		Application UI Customization	Custom labels, field extensions, language, time zone
6.	Performance Assurance	Operator Certification	Jasper-performed operator device certification
		Design Best Practices	Knowledge base, sample code, reference designs
		Performance Assurance Wizard	Self-guided device performance and certification wizard, remote execution

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7.	Intelligent Device Access	Connection Manager	Client code for dynamic, auto-switching wireless connections, network controlled
8.	Application Portal	Global, Dynamic UI	Multi-organizational support, 5 languages, multi-time zone, vertical customization
9.	Global Service (optionally via AT&T Roaming)	Single Implementation for Multiple Country Deployments	Single set of services and support. See Schedule D-3
		Improved Availability of Roaming	Tethered probes, real-time monitoring of wireless, GRX, Connection Manager, etc.
10.	Rate Plans	On-demand Rate Plans	Flexible rate plans (per Schedule D-3)
11.	Portal Professional	Account Branded Portal	Custom branding of Control Center for Accounts
		Customer Portal	Self-service access to Control Center for Accounts’ Customers
12.	Connection Status Monitor	Connection Status Push API	Push APIs for real-time connection status of all SIMs
13.	Solution Engineering Support	Solution Engineering	Support for solution design
14.	Customer Support	Maintenance, trouble tickets processing on 24x7x365 basis	See Schedule D-2

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SCHEDULE D-2 -- SUPPORT SERVICE TERMS AND CONDITIONS

A. Total Support Service. Total Support includes email responses during AT&T business hours to Customer email inquiries arising in the day to day use of the Service as well as web access to AT&T’s knowledge base. Total Support also includes certain support services on a 24X7x365 basis as stated below. There is no separate charge for Total Support. AT&T will provide the following support services.

B. Requests for Support. Customer may submit requests for AT&T to help address service issues encountered with the day to day use of the Service (“Requests for Support”), as described below.

1.     Hours of Support Operation: Support via email requests or the Control Center is provided during the normal AT&T Hours of Support Operation (i.e., six am to six pm Pacific or Central European times, as applicable), excluding weekends and holidays. Telephone support services are provided 24 hours per day, 365 days per year.

2.     Method of Contact: Support may be requested by Customer Contact(s) to AT&T Contact(s) during the applicable AT&T Hours of Support Operation via email at Support@cc.ATT-mail.com or through the Control Center. Support Requests may be made by telephone to the AT&T Customer Support Center at +1 800-372-0329 by Customer Contact(s) to AT&T Contact(s) after opening a support request in the Control Center. AT&T will assign a unique case number for all reported incidents.

3.     Content: Requests for Support should include:

•

Name and contact information of person reporting problem, the description of the problem and symptoms, including: Date/Time incident first observed; Exact location of issue, if applicable; ICCID number(s) of device(s) involved, type of device, make and model number, if applicable; and Device status in Control Center

•

Steps taken to attempt to resolve problem

•

Use of the AT&T incident reporting form if available

4.     Designated Support Contacts: For security reasons, Customer must provide AT&T with an email address for service notifications (a distribution list is recommended) and a list of names and phone numbers of their employees who have been designated as support contacts to the AT&T Customer Support Center. Customer may designate up to 8 support contacts. The Customer may change the names and numbers from this list at any time with notice to AT&T.

C. Problem Classification and Escalation

1.     Definitions.

•

A “Response” is an acknowledgment (phone or email) of a trouble ticket delivered by Customer to AT&T (a “Trouble Ticket”) or a notification (phone or email) from AT&T to Customer in those cases where AT&T discovers the Problem with the AT&T Service without contact from the Customer. AT&T will proactively escalate Problems with no response in accordance with the intervals of time listed in the escalation chart below.

•

A “Problem” is a failure to provide the Control Center or the Service in accordance with this Agreement that is reproducible by AT&T and classified per the three severity levels described below.

A “Severity 1 Problem” is a Problem that causes a complete outage of the Service where no terminals can connect to the Service to transmit or receive data or a complete outage of the Control Center where no Customer users can access or use the Control Center.

A “Severity 2 Problem” is a Problem that causes a significant failure or degradation in performance of the Service or the Control Center.

A “Severity 3 Problem” is a Problem that causes a minor failure or degradation in performance of the Service or the Control Center.

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2.     Response Time Targets. Upon receipt by a AT&T support contact of a Request for Support from Customer via telephone, (response time targets not applicable to requests made via email or through the Control Center) AT&T will use commercially reasonable efforts to provide a Response to the situation (the “Problem”) within the time frames outlined below:

Severity 1 Problem Response within fifteen (15) minutes

Severity 2 Problem Response within thirty (30) minutes

Severity 3 Problem Response within one (1) business day

3.     Escalation Procedures: If AT&T does not respond to a Request for Support within the time frames described above, Customer may contact AT&T escalation contacts below.

Escalation Level	Severity 1	Severity 2	Severity 3
First level review of trouble ticket	15 minutes	1 hour	24 hours
Support Engineer	15 minutes	1 hour	24 hours
Manager	2 hours	4 hours	48 hours
Vice President	4 hours	8 hours	96 hours
Update Frequency	Every 30 minutes, if requested or as otherwise agreed	Every hour during business hours if requested or as otherwise agreed	Every business day if requested or as otherwise agreed

4.     Customer Assistance: The Customer employee who contacted AT&T must be available during the resolution interval to explain and/or describe the problem if the AT&T staff deems it necessary. Timely resolution of the problem may require the Customer to provide supporting evidence of the Problem.

D.    Contacts

Customer and AT&T shall exchange and keep current lists of the appropriate contact people within each organization. During the Term, Customers may escalate issues through the following AT&T escalation contacts and vice versa:

Contact	Phone Number	Email
Customer Support Center	+1 408-328-5250 +44 (0) 20 711-78513	Support@cc.ATT-mail..com
Director Customer Support	+1 408-328-5202	Support_escalations@cc.ATT-mail.com
Vice President, Operations	+1 408-328-5218	Operations_escalations@cc.ATT-mail.com

Customer Contacts (To be completed by Customer):

Contact / Title	Name	Phone	Email
VP Health ID	Mary Ellen Harrison	561-805-8028	meharrison@positiveIDcorp.com
Accounting	Stephanie Posada	561-805-8027	sposada@positiveidcorp.com
Finance	Prakash Patel	561-805-8048	ppatel@postiiveidcorp.com

AT&T CONFIDENTIAL AND PROPRIETARY

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SCHEDULE D-3 -- CONTROL CENTER PRICES AND SERVICE PLANS

I.

Service Plans. For each active Control Center SIM, Customer may select any of the Service Plans listed below in this Schedule D-3. If a Service Plan requires a term commitment, the fee for early cancellation of Service on that plan will be specified in the Service Plan description. All fees are due within 30 days of date of invoice.

II.

Usage Charges

A.

Data Usage. Data usage charges will apply to data transmissions, text messages, downloadables, alerts, and any other information sent through the Network and associated with the Device. Those charges are set forth in the applicable Service Plan. Unless stated otherwise, all data will be calculated and billed in kilobytes. Usage for each session will be rounded up to the next kilobyte and the charge for each billing period will be rounded up to the nearest cent. One megabyte equals 1024 kilobytes. One kilobyte equals 1024 bytes. Customer understands that the use of compression solutions may or may not impact the amount of kilobytes for which it is billed.

B.

Dropped Transmissions. Data transmissions may be involuntarily interrupted (“dropped”) for a variety of reasons beyond the control of Company. Dropped transmissions will be billed as any other transmission. In addition, Company may try to re-send a dropped transmission, which will result in additional charges. If Customer has a problem with dropped transmissions, Customer should call the Company support service line. If Company believes a credit is appropriate, it may reduce the charges accordingly.

C.

Roaming. Roaming charges apply when a Device is used outside of the Company Network. Roaming rates and availability are set forth below in the Rate Plan descriptions.. Lagging data records will be applied the day they are received by Company and not the date used.

D.

International Roaming. Company reserves the right at any time to restrict international data roaming to certain countries as it sees fit. Customer acknowledges that some countries cannot be blocked from international data roaming. International data roaming rates and availability are set forth below in the Rate Plan description.. Lagging data records will be applied the day they are received by Company and not the date used.

III.

Features. Feature charges (if any) will be billed on a monthly basis for any billing cycle during which the feature is activated or deactivated. Company may limit the number of features and promotions that can be assigned to a SIM.

IV.

Control Center Discount Program

A.

Eligibility. In order to receive a Control Center Discount (if any), Customer must meet its commitments, including any Minimum Revenue or unit volume commitment. Control Center SIMs and revenues are not eligible for any other discounts

AT&T CONFIDENTIAL AND PROPRIETARY

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***CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

B.

Amount of Discount. Customer is entitled to receive the Control Center discounts (if any) listed immediately below:

EOD Service Plan Total Monthly Service Revenue exceeds:	Service Discount
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***

C.

Modification of Control Center Discount Program. Company may modify the Control Center Discount Program at any time in accordance with the requirements of Section 19.9; provided that any modification not adverse to Customer may be made effective immediately upon notice to Customer and will not give Customer the right to terminate this Agreement.

V.

Minimum Subscriber Obligation (“MSO”) for Control Center Services.

Customer agrees to an MSO of *** subscribers to be active in the Control Center by March 31, 2012.

An MSO of *** subscribers will be maintained for Control Center services for monthly billing cycles between March 31, 2012 through March 31, 2013, measured at the end of each monthly billing cycle.

An MSO of *** subscribers will be maintained for Control Center services for monthly billing cycles between March 31, 2013 through March 31, 2014 measured at the end of each monthly billing cycle.

For monthly billing cycles between March 31, 2012 and March 31, 2014, in any billing cycle where Customer’s subscriber count at the end of the monthly billing cycle does not equal or exceed the applicable MSO for that monthly billing cycle, Customer will be charged *** MRC for each SIM in use on the 35K plan and *** for each SIM in use on the 1M plan in that monthly billing cycle.

The MRC charge may be applied in the bill for the affected monthly billing cycle, or may be applied as an adjustment in a subsequent billing cycle. .

VI.

Activation and Other Processes.

Customer will follow the processes established by Company from time-to-time to activate, terminate or otherwise modify Service or, if applicable, to purchase Devices. Any order for Service and/or Devices that Customer’s authorized representative submits to Company will be binding upon Customer pursuant to the terms and conditions of this Agreement. Company may reasonably rely on the authority of any person who executes an order on Customer’s behalf.

AT&T CONFIDENTIAL AND PROPRIETARY

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***CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

VII.

Control Center Service Plan(s)

The following Service Plan(s) apply for Control Center SIMs. (Control Center SIMs have an ICCID of xx310650xxxxxxxxxxxx).

Control Center Service Plan for Resale

Monthly Recurring Charge	Included KB	Data Usage Overage / KB	International Roaming / KB	Domestic / SMS	Pooling
***	35	***	***	***	Yes
***	1024	***	***	***	Yes

Notes:

A.

Company’s domestic data network for purposes of this offer includes U.S. areas owned and operated by Company and some limited U.S. areas owned and/or operated by other carriers. The End-User’s principal residence must be within an eligible Company wireless area. If *** or more of the data usage in any three month period is used off the Company owned and operated domestic data network, Company reserves the right, at its option, with prior written notice, to terminate the Service or move the End User to another data plan for which the End User may otherwise qualify.

B.

While Customer is in good standing, Customer may elect to factory test SIM Card(s) prior to deployment without charge for the first 20kb of US Domestic data usage. The Customer must then promptly deactivate the SIM Card (change it to another SIM state that does not pass data) or the SIM Card will remain activated and subject to all applicable charges. Free factory testing is not available for SMS-only applications. AT&T reserves the right to activate devices that have passed out of testing and distribution and are being commercially used by customer.

C.

SIM charge: There will be a one-time SIM charge of *** per IMSI invoiced to Customer on the first invoice following shipment of the IMSI.

D.

A one-time activation fee of *** per SIM applies to all activations, regardless of the rate plan. No termination fee or plan change fee applies to activations under the rate plan(s), unless specified in the individual plan description.

E.

The charge for MO Messages while roaming internationally, including in Canada, is *** per Message. The charge for MT Messages while roaming internationally, including in Canada, is *** per Message.

F.

Plans above are net prices, with no further discounting available unless provided in Section IV.

AT&T CONFIDENTIAL AND PROPRIETARY

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***CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

II. Additional Charges (applied as indicated)

Service	Frequency	Cost Per	Description
Account Setup Charge	One time per account	***	Creation and configuration of AT&T Control Center account. Includes up to 3 hours of online training.
Dynamic IP

Custom Dynamic APN Set Up	One time Per APN	***	Creation of custom APN – dynamic private IP addressing. Requires VPN.
Static IP Option
Custom Static IP APN Set Up	One time Per APN	***	Creation of custom APN – static private IP addressing. Requires VPN.
SMPP Bind	One time per SMPP Bind	***	Set up cost for SMPP Bind to provide for SMS connectivity. Includes connectivity to redundant SMSC gateways, Requires VPN.

CPE VPN setup - Table Top Routers	One time per VPN	***	VPN set up that includes two (2) Cisco 861 table top routers configured with redundant VPN tunnels. See Schedule D-4 for additional details.
	Monthly per VPN	***	Monthly rate for VPN monitoring and management.
CPE VPN setup -Rack Mount Routers	One time per VPN	***	VPN set up that includes two (2) Cisco 1811 rack mountable routers configured with redundant VPN tunnels. See Schedule D-4 for additional details.
	Monthly per VPN	***	Monthly rate for VPN monitoring and management.
COAM (Customer Owned and Maintained) VPN Set Up	One Time per VPN	***

Customer Owned and Maintained VPN implementation. Must be Cisco model 861 or 1811 configured with redundant VPN tunnels.

Must be configured with AT&T supplied configuration and allow remote management and monitoring.

Includes 10 hours of set up time. Additional time billable at hourly rate of ***.

Customer must supply and maintain hardware.

See Schedule D-4 for additional details.

	Monthly per VPN	***	Monthly rate for VPN monitoring and management.

At minimum, each Control Center account MUST include:

1)  Account Setup

2)  Dynamic or Static APN

3)  CPE or COAM VPN

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Schedule D-4 – VPN Service Terms

1.

CPE (Customer Premises Equipment) VPN Services Terms. The following applies if Customer elects to order the Optional VPN Service from AT&T for use with the Control Center. As a condition to using the Optional VPN Service incidental to the Control Center, two AT&T-owned VPN routers will be provided and pre-configured by Jasper for AT&T to work with the Jasper data centers which support the Control Center and Customer will limit all use of the services using these routers for the Control Center. While the Optional VPN Service is being provided, these AT&T routers will only be used to facilitate use of the Control Center; will be managed remotely; will permit only AT&T or its vendor to have access to the root administration of these routers; and will be supported through their manufacturer at AT&T’s discretion.

Prices for Optional VPN Services are as stated in Exhibit D-3. The routers and the services offered thereby are provided “AS IS” without any express or implied warranty, and AT&T disclaims all liability associated with their use. Customer is responsible for any liability, loss or theft of, to or relating the routers. At the conclusion of the term, unless Customer elects to extend the Control Center services, Customer will either return the AT&T routers in good condition and repair at its expense or promptly reimburse AT&T for their cost as determined by AT&T.

Any use of the AT&T routers by Customer acknowledges agreement with these VPN Service terms.

2.

COAM (Customer Owned and Maintained) VPN Service Terms. As a condition to the optional COAM VPN service provided by AT&T to facilitate the use of the Jasper Services by Customer, Customer will supply two VPN routers to work with AT&T’s data centers, in either supported model:

- Cisco 861 (tabletop)
- Cisco 1811 (rack mountable)

Routers will be configured according to AT&T specification for connection to the ATT Control Center Services. Routers may need to be shipped to AT&T location for configuration. If shipping is required, Customer will pay reasonable shipping and handling costs.

Customer will limit all use, and access of these routers to facilitate the use of the ATT Control Center Services by Customer. Unless Customer - incorporates these routers into its system facilities (that is, provides appropriate space, power and connectivity, assigns address space and points to a new route) solely for use with the Jasper Services within 60 days of Effective date, then AT&T reserves the right to withdraw support for the optional COAM VPN service.

During the term, Customer will manage these routers; will have sole access to the root administration of these routers consistent with AT&T specification and will provide support for these routers. Customer is responsible for maintaining software updates, configuration, and availability of the routers and associated network, including network monitoring on the router. AT&T disclaims all liability associated with the router use. Customer is responsible for any loss or theft of routers or information from routers.

If SMPP traffic is desired, Customer must implement a VPN for SMPP encrypted traffic.

Any use of the routers by Customer for access to ATT Control Center Services, acknowledges agreement with these supplemental COAM VPN service terms.

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